Exhibit T3C

EMMIS COMMUNICATIONS CORPORATION

12% PIK SENIOR SUBORDINATED NOTES DUE 2017

INDENTURE

Dated as of [ ], 2010

U.S. Bank National Association, as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.10
(a)(2)	6.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	6.10
(b)	6.10
(c)	N.A.
311(a)	6.11
(b)	6.11
(c)	N.A.
312(a)	2.05
(b)	10.03
(c)	10.03
313(a)	6.06
(b)(1)	N.A.
(b)(2)	6.06; 6.07
(c)	6.06; 10.02
(d)	6.06
314(a)	10.05
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A
(e)	10.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	10.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

2

i

ii

iii

          INDENTURE dated as of [          ], 2010 among Emmis Communications Corporation, an Indiana corporation (the “Company”) and U.S. Bank National Association (the “Trustee”).
          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 12% PIK Senior Subordinated Notes due 2017 (the “Notes”) issued under this Indenture:
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
          Section 1.01 Definitions.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “Additional Notes” means additional Notes (other than the Initial Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.13 and 4.04 hereof, as part of the same series as the Initial Notes.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
          “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
          “Alden Entities” means Alden Global Distressed Opportunities Master Fund, L.P. and any of its Affiliates (excluding the Company and its Subsidiaries) that may be a Holder of, or hold a beneficial interest in, the Notes.
          “Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
          “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or a committee thereof authorized to exercise the power of the board of directors of such corporation;
     (2) with respect to a partnership or limited liability company, the managing general partner or partners or the managing member or members or any controlling committee of partners or members, as applicable; and
     (3) with respect to any other Person, any similar governing body.
          “Board Resolution” means a copy of a resolution certified by the secretary or assistant secretary (or an individual performing similar duties) of the Company to have been duly adopted by the Company’s Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means any day other than a Legal Holiday.
          “Clearstream” means Clearstream Banking, S.A. and any successor thereto.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.
          “Company” means Emmis Communications Corporation, and any and all successors thereto.
          “Company’s Board” means the Board of Directors of the Company.
          “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.
          “Credit Agreement” means the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 2, 2006 and amended on March 3, 2009 and August 19, 2009, by and among Emmis Operating Company, the Company, the lending institutions listed on Schedule 1 thereof (together with any institution that becomes a lender pursuant to Section 15 or Section 17 thereof), Bank of America, N.A. as administrative agent, Deutsche Bank Trust Company Americas, as syndication agent, General Electric Capital Corporation, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Suntrust Bank, as co-documentation agents and Banc of America Securities LLC and Deutsche Bank Securities Inc. as joint lead arrangers and joint book managers, as such Credit Agreement may be amended, supplemented, restated or otherwise modified from time to time.
          “Credit Facility” means the Credit Agreement, as such Credit Agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented, restated or otherwise modified from time to time (including any successive amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, restatements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementation, restatement or other modification (1) occurs simultaneously or not with the termination or repayment of a prior Credit Facility or (2) occurs on one or more separate occasions; in each case, to the extent that any such amendment, renewal, extension, substitution, refinancing, restructuring, replacement, restatement, supplement or other modification expressly states that it is a “Credit Facility” for purposes of this Indenture.
          “Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Custodian with respect to the Notes in global form, and any and all successors thereto appointed as Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or Section 2.10 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Senior Debt” means (1) Senior Debt under or in respect of the Credit Facilities and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate commitment or principal amount, or both, of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt.”
          “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.
          “Exchange Act” means the Securities Exchange Act of 1934 or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
          “Exchange Offer” means the “Exchange Offer” described in the Offer Document.
          “Exchanged ECC Shares” has the meaning assigned thereto in the Operating Agreement.
          “GAAP” means generally accepted accounting principles in the United States as in effect as on the Issue Date.
          “Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01(b), 2.06(b)(3), 2.06(b)(4), 2.06(d) or 2.06(f) hereof.
          “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
          “Hedging Obligations” means, with respect to any specified Person, the net obligations of such Person under:
(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, forward purchase agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to protect against interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in any case either generally or under specific contingencies.
          “Holder” means a Person in whose name a Note or Additional Note, as relevant, is registered in the security register.
          “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
          “Indebtedness” means, without duplication, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof).
  Notwithstanding the foregoing, for the avoidance of doubt, Indebtedness shall not include:
(1)	trade accounts payable and other similar accrued liabilities arising in the ordinary course of business;

(2)	obligations of such Person other than principal;

(3)	any liability for federal, state, local or other taxes owed or owing to any governmental entity;

(4)	obligations of such Person with respect to performance and surety bonds and completion guarantees in the ordinary course of business; or

(5)	in connection with the purchase by such Person of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Notes” means the first $84,275,100 aggregate principal amount of Notes issued under this Indenture.

          “Institutional Accredited Investor” means an institution that is an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.
          “Issue Date” means the date on which the Notes are first issued under this Indenture.
          “JS Acquisition Preferred Interests” means JS Acquisition, LLC’s Series A Convertible Redeemable PIK Preferred Interests.
          “Junior Subordinated Notes” means the Company’s 15% PIK junior subordinated notes due 2017, which may be issued in exchange for the Exchanged ECC Shares.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof.
          “Merger” means the merger of JS Acquisition Inc. into the Company in accordance with Indiana law, whereupon the separate existence of JS Acquisition Inc. shall cease, and the Company shall be the surviving corporation, pursuant to the Agreement and Plan of Merger, dated as of May 25, 2010, between the Company, JS Acquisition, LLC and JS Acquisition Inc.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, the Additional Notes and the PIK Notes, if any, shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and any PIK Notes.
          “Notice of Default” is a written notice given by certified mail (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes specifying a default in the performance or breach, of any covenant or agreement of the Company under this Indenture.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Offer Document” means the Company’s Proxy Statement / Offer to Exchange, dated May 27, 2010.

          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person or, if the Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Person.
          “Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company that meets the requirements of Section 10.05 hereof.
          “Operating Agreement” means the Amended and Restated Operating Agreement of JS Acquisition, LLC, dated as of [     ], 2010.
          “Opinion of Counsel” means an opinion, which may be subject to customary assumptions and limitations, from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Junior Securities” means: (i) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in the Company and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in the Company.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
          “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
          “Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(3) hereof to be placed on Regulation S Temporary Global Notes issued under this Indenture.
          “Representative” means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.
          “Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Corporate Trust Office of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903”means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
          “Senior Debt” means:
(1)	all Indebtedness outstanding under the Credit Agreement or any Credit Facility and all Hedging Obligations of the Company and any Guarantees thereof with respect thereto of the Company, whether outstanding on the Issue Date or thereafter incurred;
(2)	any other Indebtedness and related Hedging Obligations of the Company, unless the instrument under which such Indebtedness or Hedging Obligations are incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and

(3)	all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).
Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:
(1)	any liability for federal, state, local or other taxes owed or owing by the Company;

(2)	any Indebtedness of the Company to any of its Subsidiaries; or

(3)	any trade payables.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
          “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
          “TIA” means the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder.
          “Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
          “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
          Section 1.02 Other Definitions.

Defined in
Term	Section
“Authentication Order”	2.02
“AHYDO Redemption Date”	3.08
“Code”	3.08
“DTC”	2.03
“Event of Default”	5.01
“Interest Payment Date”	Exhibit A
“mandatory principal redemption”	3.08
“OID Legend”	2.06
“Paying Agent”	2.03
“Payment Blockage Notice”	7.03
“PIK Notes”	4.01
“PIK Payment”	4.01
“Registrar”	2.03
Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes ;
          “indenture security holder” means a Holder of a Note;.
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Notes means the Company and any successor obligor upon the Notes.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA or Commission rule.

          Section 1.04 Rules of Construction. Unless the context otherwise requires:
                    (1) a term has the meaning assigned to it;
                    (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
                    (3) “or” is not exclusive;
                    (4) words in the singular include the plural, and in the plural include the singular;
                    (5) “will” shall be interpreted to express a command;
                    (6) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
                    (7) provisions apply to successive events and transactions;
                    (8) “including” means” including without limitation;” and
                    (9) references to sections of, rules under or forms or items under the Securities Act, the Exchange Act or the TIA will be deemed to include substitute, replacement or successor sections, rules, forms or items adopted by the Commission from time to time.
ARTICLE 2
THE NOTES
          Section 2.01 Form and Dating.
               (a) General. The Notes will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples of $1.00 in excess thereof.
          Initial Notes shall be issued in the Exchange Offer under Section 3(a)(9) of the Securities Act in the form of one or more Unrestricted Global Notes. Initial Notes shall be issued to Alden Global Distressed Opportunities Master Fund, L.P. in the Merger pursuant to Section 3(a)(9) of the Exchange Act in the form of one or more Unrestricted Global Notes or beneficial interests therein. Additional Notes may be issued, but not limited to, in the form of one or more (i) 144A Global Notes, if offered and sold to QIBs in reliance on Rule 144A, (ii) Regulation S Global Notes, if offered and sold to Non-U.S. Persons in offshore transactions in reliance on Regulation S; (iii) IAI Global Notes, if offered and sold to Institutional Accredited Investors or (iv) Unrestricted Global Notes, if offered and sold in a transaction such that such Additional Notes are not subject to transfer restrictions under the Securities Act.

          The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
               (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein, and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions thereof and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
               (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” of Euroclear and the provisions of the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, in each case as amended, supplemented or replaced by successor procedures from time to time, will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearsteam.
               (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as Custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
          Section 2.02 Execution and Authentication. At least one Officer must sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

          A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue.
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.
          Section 2.03 Registrar and Paying Agent.
          The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees to so initially act.
          Section 2.04 Paying Agent to Hold Money in Trust.
          The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Event of Default under Sections 5.01(4) or 5.01(5) hereof relating to the Company, the Trustee will serve as Paying Agent for the Notes.

          Section 2.05 Holder Lists.The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
          Section 2.06 Transfer and Exchange.
               (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
               (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date the Company received such notice from the Depositary;
               (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act; or
               (3) there has occurred and is continuing an Event of Default with respect to the Notes entitling the Holders of the Notes to accelerate the maturity of the Notes.
          Upon the occurrence of either of the events set forth in clause (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); nevertheless, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (f) or (i) hereof.
               (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
               (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
               (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
                         (A) both:
          (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
          (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
                         (B) both:
          (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
          (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(i) above;

provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
                    (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
          (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
                    (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
          (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
          (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in subparagraphs (i) and (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to subparagraphs (i) or (ii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraphs (i) and (ii) above.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
                    (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
                    (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
          (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the

Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
          (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
          (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
          (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
                    (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
                    (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
                    (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in subparagraphs (i) and (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(3), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(g), the aggregate principal amount of the applicable Restricted Global Note.
                    (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

                    (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
                    (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
          (A) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
          (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
          (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
          (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
          (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
          (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
          (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
                    (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
          (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Restricted Definitive Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
          (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in subparagraphs (i) and (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
                    (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global

Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     Unrestricted Definitive Notes cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.
                    (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
                    (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
          (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
          (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
                    (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
          (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

          (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
          and, in each such case set forth in subparagraphs (i) and (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(2), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.
                    (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
                    (f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
                         (1) Private Placement Legend.
          (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE OFFER AND SALE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR

BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144A(d)(1) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB OR AN ACCREDITED INVESTOR PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR AN ACCREDITED INVESTOR, RESPECTIVELY, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO INSTITUTIONAL “ACCREDITED INVESTORS” (UNDER RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2) (E) OR (2) (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST

CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
          (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 and any Note initially issued in the form of an Unrestricted Global Note (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
                    (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A

NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
     (4) Original Issue Discount Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):
“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT ONE EMMIS PLAZA, 7TH FLOOR, 40 MONUMENT CIRCLE, INDIANAPOLIS, INDIANA 46284, ATTENTION: [ ], AND THE COMPANY WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

                    (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
                    (h) General Provisions Relating to Transfers and Exchanges.
                    (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
                    (2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 8.05 hereof).
                    (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
                    (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
                    (5) Neither the Registrar nor the Company will be required:
          (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

          (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
          (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
                    (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium and interest on, such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
                    (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
                    (8) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the legend required by Section 2.06(f)(4), each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.06 and may trade under a separate CUSIP number.
          Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
          Every replacement Note issued in accordance with this Section 2.07, is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
          Section 2.08 Outstanding Notes. The Notes outstanding at any time are all of the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
          Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
          Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate certificated Notes in exchange for temporary Notes.
          Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
          Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
          Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          Section 2.13 Issuance of Additional Notes. The Company shall be entitled, subject to its compliance with Section 4.04 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date of this Indenture, other than with respect to the date of issuance and issue price. The Initial Notes issued on the date of this Indenture, any Additional Notes and any PIK Notes issued with respect thereto shall be treated as a single class for all purposes under this Indenture.
          With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:
               (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
               (b) the issue price, the issue date and the CUSIP number of such Additional Notes; and
               (c) whether such Additional Notes shall be transfer restricted Notes.
ARTICLE 3
REDEMPTION AND PREPAYMENT
          Section 3.01 Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:
               (1) the clause of this Indenture pursuant to which the redemption shall occur;
               (2) the redemption date;
               (3) the principal amount of Notes to be redeemed; and
               (4) the redemption price.
          Section 3.02 Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes (or portion of Notes) for redemption or purchase on a pro rata basis.
          In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
          The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1.00 or whole multiples of $1.00 in excess thereof, except that if all of the

Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
          Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of this Indenture pursuant to Article 9 of this Indenture.
          The notice will identify the Notes to be redeemed and will state:
                         (1) the redemption date;
                         (2) the redemption price;
                         (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of such original Note upon cancellation of the original Note;
                         (4) the name and address of the Paying Agent;
                         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
                         (6) that, unless the Company defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;
                         (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
                         (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 15 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
          Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notice of redemption may not be conditional.
          Section 3.05 Deposit of Redemption or Purchase Price. On or prior to 12:00 p.m. Eastern Time on any redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly, and in any event within two Business Days after the redemption or purchase date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.
          If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and Section 4.01 hereof.
          Section 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
          Section 3.07 Optional Redemption.
               (a) At any time and from time to time, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the amount of all accrued and unpaid interest, if any, to the date of redemption, including the pro rata interest for any partial interest period.
               (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Unless the Company defaults in payment of the redemption price, and after the redemption date, interest will cease to accrue on the Notes or portions thereof called redemption.
               (c) The Company and its Affiliates may also acquire the Notes by means other than a redemption, whether pursuant to a tender offer, open market transactions or otherwise, as long as such acquisition does not otherwise violate the terms of this Indenture.

          Section 3.08 Mandatory Redemption.
          Except as provided below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
          If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), at the end of the each accrual period ending after the fifth anniversary of the Notes’ issuance (each, an “AHYDO Redemption Date”), the Company will be required to redeem for cash a portion of each Note then outstanding equal to the “mandatory principal redemption amount” (such redemption, a “mandatory principal redemption”). The redemption price for the portion of each Note redeemed pursuant to a mandatory principal redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on to the date of redemption. The “mandatory principal redemption amount” means the portion of a Note required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to any AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Company’s obligations to make the mandatory principal redemption with respect to any Notes that remain outstanding on any AHYDO Redemption Date.
ARTICLE 4
COVENANTS
          Section 4.01 Payment of Notes.The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than three Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
          The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
          Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          Interest shall be payable by increasing the principal amount of the outstanding Notes (“PIK Payment”) or by issuing additional Notes (“PIK Notes”) in an aggregate amount equal to the amount of the interest then payable and otherwise due. The Company will not issue Notes in principal amount of less than $1.00. In the event that the interest due to any Holder on an Interest Payment Date is not a round dollar amount, any fractional interest, if $0.50 or more, will be rounded up to the nearest dollar or, if $0.49 or less, will be rounded down to the nearest dollar.
          The Company will evidence its obligation to pay interest in respect of Notes represented by Global Notes by increasing the principal amount of such Global Notes for the benefit of the accounts of Participants specified by DTC or its nominee. Any such increase in the principal amount of the Global Note will be made by the Trustee or the Custodian (at the direction of the Trustee), without the consent of Holders. The Company will evidence its obligation to pay interest in respect of the Notes represented by Definitive Notes by issuing PIK Notes in the form of Definitive Notes and delivering them to Holders.
          Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the Notes will accrue interest on such increased principal amount from and after the related Interest Payment Date of such PIK Payment. In case of issuance of PIK Notes, interest shall accrue on PIK Notes from and including the date of issuance of such PIK Notes. Any such PIK Notes shall be issued on the same terms as the Notes and shall constitute part of the same series of securities as the Notes and will vote together as one series on all matters with respect to the Notes. All references herein and in the Indenture to the “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment and all references herein and in the Indenture to the “Notes” shall include any PIK Notes.
          Section 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby designates the New York office of the Trustee at 100 Wall Street, Ste 1600, New York, NY 10005 as one such office or agency of the Company in accordance with Section 2.03 hereof.

          Section 4.03 Stay Extension and Usury Laws. The Company covenants (to the extent that they may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
          Section 4.04 Restrictions on Certain Indebtedness. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness ranking senior in right of payment to the Notes but junior in right of payment to the Indebtedness under the Credit Facility, except for Indebtedness that is incurred to repurchase, refinance, replace, defease or otherwise retire the Notes, the Junior Subordinated Notes (if any) and the JS Acquisition Preferred Interests. For the avoidance of doubt, no Indebtedness will be considered to be senior to other Indebtedness by virtue of being secured, having security interests of higher priority than those securing such other Indebtedness or by virtue of being structurally senior to such other Indebtedness.
          Section 4.05 Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
                    (1) its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) of the Company; and
                    (2) the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, if the Company’s Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.
          Section 4.06 Compliance Certificate.
               (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether such entity has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge such entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action such entity is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
               (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee within 10 Business Days of any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
ARTICLE 5
DEFAULTS AND REMEDIES
          Section 5.01 Events of Default. An “Event of Default” will occur under this Indenture if:
               (1) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;
               (2) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its maturity (upon acceleration, optional redemption, if any, or otherwise);
               (3) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a breach or default described in clauses (1) or (2) of this Section 5.01) and such default or breach shall continue for a period of 60 days after a Notice of Default has been given;
               (4) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:
               (A) commences a voluntary case,
               (B) consents to the entry of an order for relief against it in an involuntary case,
               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,
               (D) makes a general assignment for the benefit of its creditors, or
               (E) generally is not paying its debts as they become due;
               (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;
               (B) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or
               (C) orders the liquidation of the Company or any of its Significant Subsidiaries;
     and such order or decree remains unstayed and in effect for 60 consecutive days.
          Section 5.02 Acceleration. If an Event of Default (other than as specified in clause (4) or (5) of Section 5.01 hereof) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such unpaid principal and accrued interest shall become due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section 5.01 hereof occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceedings.
          After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.
          Section 5.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
          Section 5.04 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past default under this Indenture and its consequences, except a default (1) in the payment of the principal of or interest on, any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.
          Section 5.05 Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
          Section 5.06 Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
          (1) such Holder gives to the Trustee written notice that an Event of Default is continuing;
          (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
          (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
          Section 5.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the

Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          Section 5.08 Collection Suit by Trustee. If an Event of Default specified in Section 5.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          Section 5.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          Section 5.10 Priorities. If the Trustee collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:
          First: to the Trustee, its agents and attorneys for amounts due under Section 6.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.
          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.10.
          Section 5.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, respectively, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder of a Note pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 6
TRUSTEE
          Section 6.01 Duties of Trustee.
          (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
               (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
               (1) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

               (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
               (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof.
               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 6.01.
               (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
               (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          Section 6.02 Rights of Trustee.
               (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
               (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
               (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
               (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

               (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee, at its sole discretion, against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
               (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 5.01(1) or 5.02(2) hereof or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.
               (h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
               (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          Section 6.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11 hereof.
          Section 6.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
          Section 6.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

          Section 6.06 Reports by Trustee to Holders of the Notes.
               (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).
               (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.
          Section 6.07 Compensation and Indemnity.
               (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
               (b) The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 6.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations under this Section 6.07, except to the extent such failure is prejudicial. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.
               (c) The obligations of the Company under this Section 6.07 will survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
               (d) To secure the Company’s payment obligations in this Section 6.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the

Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
               (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(4) or 5.01(5) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
               (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
          Section 6.08 Replacement of Trustee.
               (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.
               (b) The Trustee may resign in writing at any time upon 30 days prior written notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
                    (1) the Trustee fails to comply with Section 6.10 hereof;
                    (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
                    (3) a custodian or public officer takes charge of the Trustee or its property; or
                    (4) the Trustee becomes incapable of acting.
               (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
               (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
               (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 6.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Company’s obligations under Section 6.07 hereof will continue for the benefit of the retiring Trustee.
          Section 6.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
          Section 6.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
          This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).
          Section 6.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 7
SUBORDINATION
          Section 7.01 Notes Subordinated to Senior Debt. The payment of the Company’s Obligations under the Notes and this Indenture is subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Debt of the Company, including Senior Debt incurred after the date of this Indenture, and each Holder by accepting a Note agrees that the subordination is for the benefit of, and enforceable by, the holders of such Senior Debt.
          Section 7.02 Liquidation; Dissolution; Bankruptcy. The holders of Senior Debt are entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any such proceeding described below in this Section 7.02 at the rate specified in the applicable Senior Debt) before the Holders of Notes are entitled to receive any payment (other than in the form of Permitted Junior Securities) with respect to the Notes, in the event of any distribution to creditors of the Company:

(1)	in a total or partial liquidation or dissolution of the Company;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, or any of its respective property;

(3)	in an assignment for the benefit of creditors of the Company or any of its Subsidiaries; or

(4)	in any marshalling of the Company’s assets and liabilities.
          Section 7.03 Default on Designated Senior Debt.
               (a) The Company may not make any payment in respect of the Notes if:
                    (1) a payment default with respect to any principal, interest, premium or fees due on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or
                    (2) any other default occurs and is continuing on Designated Senior Debt that currently, or with the passage of time or the giving of notice, permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the Representative.
               (b) Payments on the Notes may and shall be resumed:
                    (1) in the case of a payment default, upon the date on which such default is cured or waived in writing by the Representative; and
                    (2) in case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived in writing by the Representative or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated.
          No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the commencement of the immediately prior Payment Blockage Notice and all scheduled payment of principal, interest and premium, if any, on the Notes that have come due have been paid in full.
          No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.
Section 7.04 When Distributions Must Be Paid Over. If the Trustee or any Holder of the Notes receives a payment in respect of the Notes when:

               (1) the payment is prohibited by these subordination provisions; and
               (2) the Trustee or the Holder has actual knowledge that the payment is prohibited, the Trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative. Upon such delivery, the Trustee or the Holder, as the case may be, shall be released from all further liability with respect to such amounts.
          Section 7.05 Relative Rights. This Article 7 defines the relative rights of the Holders of the Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:
               (1) impair, as between the Company and the Holders of the Notes , the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or
               (2) prevent the Trustee or any Holder of the Notes from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to the Holders of the Notes.
          Section 7.06 Notice by the Company. The Company shall promptly notify the Representative if payment of the Notes is accelerated because of an Event of Default.
          Section 7.07 Payments from Trusts. Notwithstanding anything to the contrary in this Article 7, payments and distributions made from the trusts established pursuant to the provisions of Article 9 hereof will be permitted and will not be subordinated so long as the payments into the trusts were made in accordance with the requirements of Article 9 hereof and did not violate these subordination provisions when they were made.
          Section 7.08 Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.
          Section 7.09 Prohibition on Prepayments. Notwithstanding anything in Article 3 hereof to the contrary (including, without limitation, Sections 3.07 and 3.08), no prepayments of the Notes (including, without limitation, under Section 3.07 or 3.08) may be made by the Company or any of its Subsidiaries unless: (a) (i) the “Obligations” (as defined in the Credit Agreement) have been paid in full (or the “Reimbursement Obligations” (as defined in the Credit

Agreement) have been cash collateralized on terms reasonably acceptable to the Administrative Agent under the Credit Agreement) and the “Total Commitment” (as defined in the Credit Agreement) has been reduced to zero and terminated; or (ii) the Credit Agreement otherwise permits the prepayments; and (b) no other Credit Facility that constitutes Senior Debt prohibits such prepayments. Nothing in this Section 7.09 shall limit or restrict the Company’s obligation to repay the Notes upon their acceleration (in accordance with this Article 7).
ARTICLE 8
AMENDMENT, SUPPLEMENT AND WAIVER
          Section 8.01 Without Consent of Holders of Notes. Notwithstanding Section 8.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:
               (1) to cure any ambiguity, defect, inconsistency or omission;
               (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
               (3) to provide for the assumption of the Obligations of a current obligor on the Notes to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;
               (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights in any material respect under this Indenture of any such Holder;
               (5) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or its Subsidiaries;
               (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
               (7) to conform the text of this Indenture or the Notes to any provision of the “Description of the New Notes” section of the Offer Document to the extent that such provision in the “Description of the New Notes” section of the Offer Document was intended to be a verbatim recitation of a provision of this Indenture or the Notes;
               (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
               (9) to allow any guarantor or other obligor to execute a supplemental indenture and/or a guarantee with respect to the Notes;
               (10) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes that is required by applicable laws;

               (11) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or
               (12) to comply with the rules of any applicable securities Depositary.
          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
          Section 8.02 With Consent of Holders of Notes. Except as provided in this Section 8.02, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
          Upon the request of the Company accompanied by an Officer’s Certificate authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.
          The consent of the Holders of Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment to this Indenture becomes effective, the Company will be required to provide to the Holders of Notes a notice briefly describing such amendment.
          After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          Notwithstanding the foregoing, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 8.02 may not (with respect to any Notes held by a non-consenting Holder):
               (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
               (2) reduce the principal of or extend the fixed maturity of any Note;
               (3) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;
               (4) waive a Default or Event of Default in the payment of principal of, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in this Indenture that cannot be amended or modified without the consent of all Holders;
               (5) make any Note payable in money other than that stated in the Notes;
               (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payment of principal of, or interest on, the Notes;
               (7) make any change in these amendment and waiver provisions; or
               (8) impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.
          In addition to the consents required by this Section 8.02, the consents of the Alden Entities will be required if any amendment or supplement adversely affects the Alden Entities as Holders of, or holders of a beneficial interest in, the Notes in any material respect.
          Section 8.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.
          Section 8.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
          Section 8.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
          Section 8.06 Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture or other amendment authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 6.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 9
SATISFACTION AND DISCHARGE
          Section 9.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
                  (1) either:
                    (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
                    (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable or may be called for redemption within one year or have been called for redemption pursuant to Section 3.07 hereof and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal and accrued interest to the date of maturity or redemption;

               (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material instrument to which the Company is a party or by which the Company is bound;
               (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and
               (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
          In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 9.01, the provisions of Sections 9.02 hereof will survive. In addition, nothing in this Section 9.01 will be deemed to discharge those provisions of Section 6.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
          Section 9.02 Application of Trust Money. All money and non-callable Government Securities deposited with the Trustee pursuant to Section 9.01 hereof shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee, but such money and non-callable Government Securities need not be segregated from other funds except to the extent required by law.
          Section 9.03 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 9.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 hereof until such time as the Trustee or Paying Agent is able to apply all such money in accordance with Section 9.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or non-callable Government Securities held by the Trustee or Paying Agent.
          Section 9.04 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of,

premium or interest on, any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
ARTICLE 10
MISCELLANEOUS
          Section 10.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.
          Section 10.02 Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company:
Emmis Communications Corporation
One Emmis Plaza, 7th Floor
40 Monument Circle
Indianapolis, Indiana 46284
Telecopier No.: (317) 684-5583
Attention: General Counsel
With a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telecopier No.: (212) 757-3990
Attention: Lawrence G. Wee
If to the Trustee:
U.S. Bank National Association — Corporate Trust Services

150 Fourth Avenue North, 2nd Floor
Nashville, Tennessee 37219
Telecopier No.: (615) 251-0737
Attention: Wally Jones
          The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
          Section 10.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
          Section 10.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
               (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 10.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:
               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
               (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
          Section 10.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
          Section 10.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.
          Section 10.08 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          Section 10.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          Section 10.10 Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

          Section 10.11 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
          Section 10.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
          Section 10.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page].

SIGNATURES
Dated as of [           ], 2010

EMMIS COMMUNICATIONS CORPORATION
By:
Name:
Title:

SIGNATURES.
Dated as of [           ], 2010.

U.S. Bank National Association, as Trustee
By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A
[Face of Note]
CUSIP/CINS
12% PIK Senior Subordinated Notes due 2017

No.	$
EMMIS COMMUNICATIONS CORPORATION
promises to pay to                                          or registered assigns,
the principal sum of                                                                                   DOLLARS on                                         , 20                    .
Interest Payment Date:
Record Date:
Dated:                                         , 201

EMMIS COMMUNICATIONS CORPORATION
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
U.S. Bank National Association
as Trustee

By:
Authorized Signatory.

[Back of Note]
12% PIK Senior Subordinated Notes due 2017
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]1
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]
          Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          (1) Interest. Emmis Communications Corporation, an Indiana corporation (the “Company”), promises to pay interest on the principal amount of this Note in payment-in-kind at 12.00% per annum from [               ], 2010 until maturity. The Company will pay interest annually in arrears on [          ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [               ], 2010. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          [Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Global Notes the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]2
          (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the [          ] next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within

[1]	Insert for Regulation S Temporary Global Note.

[2]	Insert for Regulation S Temporary Global Note.

or without the City and State of New York; provided that payment by wire transfer of immediately available funds will be required with respect to principal of on all Global Notes and all other Notes held by any who has provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          Interest shall be payable by increasing the principal amount of the outstanding Notes (“PIK Payment”) or by issuing additional Notes (“PIK Notes”) in an aggregate amount equal to the amount of the interest then payable and otherwise due. The Company will not issue Notes in principal amount of less than $1.00. In the event that the interest due to any Holder on an Interest Payment Date is not a round dollar amount, any fractional interest, if $0.50 or more, will be rounded up to the nearest dollar or, if $0.49 or less, will be rounded down to the nearest dollar.
          The Company will evidence its obligation to pay interest in respect of Notes represented by Global Notes by increasing the principal amount of such Global Notes for the benefit of the accounts of Participants specified by DTC or its nominee. Any such increase in the principal amount of the Global Note will be made by the Trustee or the Custodian (at the direction of the Trustee), without the consent of Holders. The Company will evidence its obligation to pay interest in respect of the Notes represented by Definitive Notes by issuing PIK Notes in the form of Definitive Notes and delivering them to Holders.
          Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the Notes will accrue interest on such increased principal amount from and after the related Interest Payment Date of such PIK Payment. In case of issuance of PIK Notes, interest shall accrue on PIK Notes from and including the date of issuance of such PIK Notes. Any such PIK Notes shall be issued on the same terms as the Notes and shall constitute part of the same series of securities as the Notes and will vote together as one series on all matters with respect to the Notes. All references herein and in the Indenture to the “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment and all references herein and in the Indenture to the “Notes” shall include any PIK Notes.
          (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
          (4) Indenture. The Company issued the Notes under an Indenture dated as of [              ], 2010 (the “Indenture”) among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Company shall be entitled to issue Additional Notes pursuant to Section 2.13 of the Indenture.

          (5) Optional Redemption. At any time or from time to time, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption, including the pro rata interest for any partial interest period.
          (6) Mandatory Redemption. Except as provided below, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
          If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), at the end of the each accrual period ending after the fifth anniversary of the Notes’ issuance (each, an “AHYDO Redemption Date”), the Company will be required to redeem for cash a portion of each Note then outstanding equal to the “mandatory principal redemption amount” (such redemption, a “mandatory principal redemption”). The redemption price for the portion of each Note redeemed pursuant to a mandatory principal redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on to the date of redemption. The “mandatory principal redemption amount” means the portion of a Note required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to any AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Company’s obligations to make the mandatory principal redemption with respect to any Notes that remain outstanding on any AHYDO Redemption Date.
          (7) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction or discharge of the Indenture. Notes in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
          (8) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          [Prior to the expiration of the Restricted Period, transfers of beneficial interests in this Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.]3
          (9) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
          (10) Amendment, Supplement and Waiver. The Indenture and the Notes, may be amended or supplemented only as provided in the Indenture.
          (11) Defaults and Remedies. The Indenture specifies certain events the occurrence of which constitutes an Event of Default, including failure to pay principal or interest on the Notes, breaches of Indenture covenants, and certain bankruptcy and insolvency events in each case which may be subject to specified grace periods. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice in writing to the Company and the Trustee may declare the Notes to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries occurs and is continuing, all outstanding Notes will ipso facto become due and payable. Under certain circumstances specified in the Indenture, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an existing Default or Event of Default and its consequences.
          (12) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
          (13) No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          (14) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          (15) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
          (16) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of

[3]	Insert for Regulation S Temporary Global Note.

redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          (17) Subordination. The payment of the Company’s Obligations on the Notes and the Indenture is subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company, including Senior Debt incurred after the date of the Indenture, and each Holder by accepting this Note agrees that the subordination is for the benefit of, and enforceable by, the holders of such Senior Debt.
          (18) Prohibition on Prepayment. Notwithstanding anything in paragraphs 5 and 6 hereof to the contrary, no prepayments of the Notes may be made by the Company or any of its Subsidiaries unless: (a) (i) the “Obligations” (as defined in the Credit Agreement) have been paid in full (or the “Reimbursement Obligations” (as defined in the Credit Agreement) have been cash collateralized on terms reasonably acceptable to the Administrative Agent under the Credit Agreement) and the “Total Commitment” (as defined in the Credit Agreement) has been reduced to zero and terminated; or (ii) the Credit Agreement otherwise permits the prepayments; and (b) no other Credit Facility that constitutes Senior Debt prohibits such prepayments. Nothing in this paragraph 18 shall limit or restrict the Company’s obligation to repay the Notes upon their acceleration (in accordance with Article 7 of the Indenture and paragraph 17 hereof).
          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Emmis Communications Corporation
One Emmis Plaza, 7th Floor
40 Monument Circle
Indianapolis, Indiana 46284
Attention: Chief Financial Officer

ASSIGNMENT FORM
          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name
appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Emmis Communications Corporation
One Emmis Plaza, 7th Floor
40 Monument Circle
Indianapolis, Indiana 46284
[           ]

Re:	12% PIK Senior Subordinated Notes due 2017
          Reference is hereby made to the Indenture, dated as of [            ], 2010 (the “Indenture”), among Emmis Communications Corporation, an Indiana corporation, as issuer (the “Company”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                              , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                      in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY].
          1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
          2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
          3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
               (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
               (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
               (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
               (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
          4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
               (a) ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
               (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
               (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP ), or

(ii)	☐	Regulation S Global Note (CUSIP ), or

(iii)	☐	IAI Global Note (CUSIP ); or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP ), or

(ii)	☐	Regulation S Global Note (CUSIP ), or

(iii)	☐	IAI Global Note (CUSIP ); or

(iv)	☐	Unrestricted Global Note (CUSIP ); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Emmis Communications Corporation
One Emmis Plaza, 7th Floor
40 Monument Circle
Indianapolis, Indiana 46284
[            ]

Re:	12% PIK Senior Subordinated Notes due 2017
(CUSIP                                        )
          Reference is hereby made to the Indenture, dated as of [            ], 2010 (the “Indenture”), among Emmis Communications Corporation, an Indiana corporation, as issuer (the “Company”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                                      , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                      in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.
               (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
               (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
               (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
               (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
               (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
               (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Emmis Communications Corporation
One Emmis Plaza, 7th Floor
40 Monument Circle
Indianapolis, Indiana 46284
[            ]
Re: 12% PIK Senior Subordinated Notes due 2017
          Reference is hereby made to the Indenture, dated as of [               ], 2010 (the “Indenture”), among Emmis Communications Corporation, an Indiana corporation, as issuer (the “Company”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $                                          aggregate principal amount of:
          (a) ☐ a beneficial interest in a Global Note, or
          (b) ☐ a Definitive Note,
          we confirm that:
          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global

D-1

Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2